                           Loan and Security Agreement




                                 by and between

                         CONGRESS FINANCIAL CORPORATION,
                                    as Lender

                                       and

                     JEAN GRAYSON'S BROWNSTONE STUDIO, INC.,
                        Debtor and Debtor-in-Possession,
                                   as Borrower




                            Dated: February 28, 1997

                                TABLE OF CONTENTS

                                                                                          PAGE(S)
                                                                                          -------
SECTION 1.   DEFINITIONS...................................................................  1

SECTION 2.   CREDIT FACILITIES.............................................................  6
         2.1  Revolving Loans..............................................................  6
         2.2  Letter of Credit Accommodations..............................................  6
         2.3  Availability Reserves........................................................  8
         2.4  Administrative Priority......................................................  8

SECTION 3.   INTEREST AND FEES.............................................................  9
         3.1  Interest.....................................................................  9
         3.2  Closing Fee..................................................................  9
         3.3  Servicing Fee................................................................  9
         3.4  Unused Line Fee..............................................................  9

SECTION 4.   CONDITIONS PRECEDENT.......................................................... 10

         4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations.... 10
         4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations........ 11

SECTION 5.   GRANT OF SECURITY INTEREST.................................................... 12

SECTION 6.   COLLECTION AND ADMINISTRATION................................................. 13
         6.1  Borrower's Loan Account...................................................... 13
         6.2  Statements................................................................... 13
         6.3  Collection of Accounts....................................................... 14
         6.4  Payments..................................................................... 14
         6.5  Authorization to Make Loans.................................................. 15
         6.6  Use of Proceeds.............................................................. 15
         6.7  Tradestyles.................................................................. 15

SECTION 7.   COLLATERAL REPORTING AND COVENANTS............................................ 16
         7.1  Collateral Reporting......................................................... 16
         7.2  Accounts Covenants........................................................... 16
         7.3  Inventory Covenants.......................................................... 18
         7.4  Equipment Covenants.......................................................... 18
         7.5  Power of Attorney............................................................ 19
         7.6  Right to Cure................................................................ 19
         7.7  Access to Premises........................................................... 19

SECTION 8.   REPRESENTATIONS AND WARRANTIES................................................ 20
         8.1  Corporate Existence, Power and Authority; Subsidiaries....................... 20
         8.2  Financial Statements; No Material Adverse Change............................. 20

                                TABLE OF CONTENTS
                                   (continued)


                                                                                          PAGE(S)
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
         8.3  Chief Executive Office; Collateral Locations................................. 20
         8.4  Priority of Liens; Title to Properties....................................... 21
         8.5  Tax Returns.................................................................. 21
         8.6  Litigation................................................................... 21
         8.7  Compliance with Other Agreements and Applicable Laws......................... 21
         8.8  ERISA........................................................................ 21
         8.9  Accuracy and Completeness of Information..................................... 22
         8.10  Survival of Warranties; Cumulative.......................................... 22

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS............................................ 22
         9.1  Maintenance of Existence..................................................... 22
         9.2  New Collateral Locations..................................................... 22

         9.3  Compliance with Laws, Regulations, Etc....................................... 22
         9.4  Payment of Taxes and Claims.................................................. 22
         9.5  Insurance.................................................................... 23
         9.6  Financial Statements and Other Information................................... 23
         9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc...................... 24
         9.8  Encumbrances................................................................. 25
         9.9  Indebtedness................................................................. 25
         9.10  Loans, Investments, Guarantees, Etc......................................... 25
         9.11  Dividends and Redemptions................................................... 26
         9.12  Transactions with Affiliates................................................ 26
         9.13  [Intentionally Deleted]..................................................... 26
         9.14  Adjusted Net Worth.......................................................... 26
         9.15  Costs and Expenses.......................................................... 26
         9.16  Further Assurances.......................................................... 27

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES............................................... 27
         10.1  Events of Default........................................................... 27
         10.2  Remedies.................................................................... 29

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW     ............................................. 31
          11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver...... 31
          11.2  Waiver of Notices.......................................................... 32
          11.3  Amendments and Waivers..................................................... 32
          11.4  Waiver of Counterclaims.................................................... 32
          11.5  Indemnification............................................................ 32


                                        TABLE OF CONTENTS
                                           (continued)

                                                                                          PAGE(S)
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SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS............................................. 33
          12.1  Term....................................................................... 33
          12.2  Notices.................................................................... 34
          12.3  Partial Invalidity......................................................... 34
          12.4  Successors................................................................. 34
          12.5  Entire Agreement........................................................... 34

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


         Exhibit A            Information Certificate

         Schedule 1.8         Budget

         Schedule 8.4         Existing Liens

                           LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement dated February 28, 1997 is entered into by and between CONGRESS FINANCIAL CORPORATION, a California corporation ("Lender") and JEAN GRAYSON'S BROWNSTONE STUDIO, INC., a New York corporation and a debtor and debtor-in-possession in Case No. 97-B-41214, United States Bankruptcy Court for the Southern District of New York, under Chapter 11 of Title 11 of the United States Code ("Borrower").


                              W I T N E S S E T H:


     WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;


     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION

1.   DEFINITIONS

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, whether or not earned by performance, and whether arising before or after the commencement of the

Case, and including, without limitation, all amounts payable by any charge, credit, or debit card issuer or charge, credit, or debit card processor in respect of charge, credit, or debit card sales.

     1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: the difference between: the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.


     1.3 "Administrative Expense Priorities" shall mean, with respect to administrative expenses payable by Borrower in connection with the Case, the following order of priority:

          first, (i) amounts payable pursuant to 28 U.S.C. Section 1930 (a)(6),
          (ii) allowed fees and expenses of attorneys, accountants and other professionals retained in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code and (iii) administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of Borrowers's business, including, without limitation, compensation and reimbursement of expenses for professional persons allowed and payable under Sections 330 and 331 of the Bankruptcy Code; in each case accrued from and after the date of the filing of the petition initiating the Case; provided, that the aggregate cumulative amount entitled to priority under this clause first, including without limitation, amounts authorized by the Bankruptcy Court and paid during the case on or prior to such determination of priority, shall not exceed $200,000;

          second, all Obligations; and

          third, all other allowed administrative expenses.

     1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     1.5 "Bankruptcy Code" shall mean Title 11 of the United States Code, ss.ss. 101 et seq., as the same may be in effect from time to time.

     1.6 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York.


     1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.8 "Budget" shall mean the budget in the form of Schedule 1.8 hereto and each subsequent budget delivered to and approved by Lender pursuant to and in accordance with Section 9.6(e) hereof.

     1.9 "Case" shall mean Borrower's and Wilroy, Inc.'s cases in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

     1.10 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.11 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e)supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned or leased and controlled by Borrower and acceptable to Lender; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) Inventory consisting either of goods appropriate for the then current season that are not included in the then current catalogue or goods appropriate for another season that were not included in the most recent catalogue for such season; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.12 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located, and whether acquired before or after the commencement of the Case.

     1.13 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.14 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Revolving Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the amount of all then outstanding and unpaid Obligations.

     1.15 "Final Order" shall mean the order of the Bankruptcy Court, in form and substance satisfactory to Lender and its counsel, entered after a final hearing under Bankruptcy Rule 4001(c)(2) authorizing and approving the Financing Agreements and the Transactions contemplated thereby, and which is no longer subject to appeal.

     1.16 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.17 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.18 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.19 "Interim Order" shall mean the order of the Bankruptcy Court contemplated by Section 4.1(a) hereof.

     1.20 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located, and whether acquired before or after the commencement of the Case.

     1.21 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase, or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

     1.22 "Loans" shall mean the Revolving Loans.

     1.23 "Maximum Credit" shall mean the amount equal to the lesser of (a) $5,500,000 or (b) the maximum outstanding principal amount of Loans permitted to be made by Lender to Borrower under the Order.

     1.24 "Obligations" shall mean any and all Revolving Loans and Letter of Credit Accommodations, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.25 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.26 "Order" shall mean the Interim Order until the Final Order is entered, and thereafter shall mean the Final Order.

     1.27 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.28 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, limited liability company, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.29 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.30 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person), and whether acquired before or after the commencement of the Case.


     1.31 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.32 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of cost computed on a first-in-first-out basis in accordance with GAAP or market value.

SECTION 2.   CREDIT FACILITIES

     2.1 Revolving Loans.

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

               (i) the lesser of (A) eighty (80%) percent of the orderly liquidation value of Eligible Inventory (as determined by Lender in good faith) or (B) sixty (60%) percent of the Value of Eligible Inventory, other, in each case, than Inventory located at or being offered for sale through Borrower's outlet store, plus

               (ii) twenty (20%) percent of the Value of Eligible Inventory located at or being offered for sale through Borrower's outlet store, less

               (iii) any Availability Reserves.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

          (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c), or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2 Letter of Credit Accommodations.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1-1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of fifty (50%) percent of the cost of such Eligible Inventory, plus freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

          (d) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $1,500,000 and (ii) the amount of all outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed: (A) the Maximum Credit; minus (B) the amount of the then outstanding Revolving Loans. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit

     Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

     2.3 Availability Reserves.

          (a) All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

          (b) In addition to and not in limitation of other Availability Reserves established from time to time, Lender is establishing the following special Availability Reserves: (i) a special Availability Reserve of $150,000 shall be instituted as of April 1, 1997 and shall remain in effect until May 1, 1997 at which time such Availability Reserve shall be increased to $300,000 and remain in effect until June 1, 1997 at which time such Availability Reserve shall be increased to $500,000 and remain in effect at all times thereafter, unless and until Lender, in its sole discretion, determines that such Availability Reserve be modified or terminated (it being understood that Lender may continue such Availability Reserve without modification until the Termination Date); (ii) a special Availability Reserve, which shall apply at all times during which Lender determines that the aggregate Value of that

     Inventory consisting of "piece goods" is less than $500,000, equal to the amount by which $500,000 exceeds such aggregate value; and (iii) a special Availability Reserve in the amount of all administrative expenses having payment priority over the Obligations to the extent so indicated in the definition of Administrative Expense Priorities.

     2.4 Administrative Priority. Borrower hereby agrees that the obligations shall constitute allowed administrative expenses in the Case, having priority over all other administrative expenses and unsecured claims against Borrower now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority of payment, only to expenses having payment priority over the Obligations to the extent so indicated in the definition of Administrative Expense Priorities.


SECTION 3.   INTEREST AND FEES

     3.1 Interest.

          (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of two (2%) percent per annum in excess of the Prime Rate, except that Borrower shall pay to Lender interest, at Lender's option, without notice, at the rate of five (5%) percent per annum in excess of the Prime Rate: on the non-contingent Obligations for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower) and on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the occurrence of any of the events referred to in Sections 3.1(a)(i) or 3.1(a)(ii) above shall be payable on demand.

          (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $68,750 which shall be fully earned as of and payable on the date hereof.


     3.3 Servicing Fee. Borrower shall pay to Lender annually a servicing fee in an amount equal to $25,000 in respect of Lender's services for each twelve-month period (or part thereof) while this

Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the anniversary of the date hereof.

     3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee equal at a rate equal to one-half (0.5%) percent per annum calculated upon the amount by which the lesser of $4,700,000 or the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.


SECTION  4.  CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall have received a certified copy of the Interim Order, entered by the Bankruptcy Court after a hearing under Bankruptcy Rule 4001(c)(2) authorizing and approving the Financing Agreements and the transactions contemplated thereby on an interim basis pending a hearing on the Final Order, which Interim Order shall be in form and substance satisfactory to Lender and its counsel. The Interim Order shall have not been vacated, reversed, modified, or amended. No appeal from the Interim Order shall be pending.

          (b) Lender shall have received evidence, including, without limitation, lien and judgment search results with respect to the Borrower and Wilroy, Inc. in all applicable jurisdictions, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein, in the other Financing Agreements or in the Order.

          (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (d) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

          (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation: (i) acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; (ii) an agreement from each charge, credit, or debit card issuer and charge, credit, or debt card sale processor with respect to each charge, credit and debit card now accepted by Borrower, in which Borrower notifies such person of Lender's security interest in the amounts due from such Person to Borrower and irrevocably instructs such Person to pay such amounts directly to the Blocked Account, and in which such Person waives any security interest in such amounts; (iii) an agreement from each Person in possession or control of Borrower's mailing or customer lists, or any electronic or other medium of storage thereof, in which such person agrees to deliver such list or storage medium to Lender at Lender's request; (iv) an agreement with each Person who, on behalf of Borrower, licenses or rents Borrower's mailing or customer lists to third parties, or collects the proceeds from such licenses or rentals, in which such Person agrees to pay all amounts due to Borrower in respect of such collections directly to the Blocked Account and, upon Lender's request when an Event of Default has occurred and is continuing, to comply with Lender's instructions with respect to all such licenses and rentals; and (v) an acknowledgment and agreement from Borrower's previous lender that should such lender come into possession of any property of Borrower or any proceeds thereof, such property and proceeds shall be forthwith turned over to Lender.

          (g) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (h) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements, the Case, and such other matters as Lender may request;

          (i) Lender shall have received, in form and substance satisfactory to Lender, a Guarantee of the Obligations duly executed by Wilroy, Inc. and a General Security Agreement duly executed by Wilroy, Inc. in which such Person grants Lender a security interest in all of its personal property to secure its Guarantee;

          (j) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $1,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (k) the other Financing Agreements, including, without limitation, agreements establishing the Blocked Account, and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender; and

          (l) Lender shall have received, in form and substance satisfactory to Lender, Borrower's agreement to satisfy, within such time period(s) acceptable to Lender, to Lender's satisfaction, any and all conditions precedent set forth in this Section 4.1 which have not been satisfied as of the date hereof and the date of Lender making the initial Loan or providing the initial Letter of Credit Accommodations and which Lender is willing in its sole discretion to allow Borrower to satisfy on a later date, and Borrower acknowledges and agrees that satisfaction of such conditions is not being waived by Lender.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION  5.  GRANT OF SECURITY INTEREST

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     5.1 Accounts;

     5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer and mailing lists and all proceeds from the license or rental thereof, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties; in each case, whether arising or acquired before or after the commencement of the Case;

     5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and deposits by and property of account debtors or other persons securing the obligations of account debtors; and all recoveries received or available to Borrower pursuant to Section 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code; in each case, whether arising or acquired before or after the commencement of the Case;

     5.4 Inventory;

     5.5 Equipment;

     5.6 Records; and

     5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.   COLLECTION AND ADMINISTRATION

     6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded all Loans, Letter of Credit Accommodations, and other Obligations and the Collateral, all payments made by or on behalf of Borrower and all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     6.3 Collection of Accounts.

          (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral (including, without limitation, proceeds of cash sales of Inventory) in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations two (2) business days following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next business day.

          (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and set forth in the Budget and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only in the amounts and for the specific operating, working capital and other proper corporate purposes of Borrower set forth in the Budget and not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

     6.7 Tradestyles. Borrower has indicated that in the conduct of its business it may use the names "Brownstone Studio" or "Brownstone Studio, Inc." (each such name a "Style") on letterhead, invoices and other materials and that Borrower may receive payments made to or to the order of the Style. Borrower hereby warrants and represents to Lender and covenants as follows:

          (a) Any and all payments made to Borrower which are or may be made in the name of any Style are and will be owned exclusively by Borrower and shall constitute Accounts. All sales and services which may be construed to have been billed under the name of any Style shall be represented by Accounts in which Lender has a security interest pursuant to the terms of this Agreement. All reports, schedules, and confirmations of Accounts delivered by Borrower to Lender whether in Borrower's name or in the name of any Style, shall show Borrower as the owner.

          (b) All rights conferred upon Lender hereunder and all warranties given by Borrower hereunder shall apply with equal force to any payment made or Account billed as hereinabove stated.

          (c) Without in any way limiting the generality of the foregoing, Lender's right to endorse Borrower's name on checks or other forms of remittance received whenever such endorsement is required to effectuate collection is hereby extended to include the right on Lender's part to endorse the Style or words of similar import upon any such check or other form of remittance.

          (d) Borrower shall give prior written notice to Lender whenever Borrower adopts any additional name which may be used in Borrower's business in the same manner as a Style. Each such additional name shall constitute a Style to the same extent as if originally listed above.


SECTION 7.   COLLATERAL REPORTING AND COVENANTS

     7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a daily or other regular basis as required by Lender, a report of sales, credits and collections and a report of Inventory by location; (b) on a weekly basis or more frequently as Lender may request, inventory reports by category; (c) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports and (ii) agings of accounts payable; (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (e) agings of accounts receivable on a weekly basis or more frequently as Lender may request; (f) on a weekly or other regular basis as required by Lender, a report of amounts paid by and due from charge, credit, and debit card issuers and sale processors, including a reconciliation of reserves, holdbacks, and chargebacks; and (g) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.


     7.2 Accounts Covenants.

          (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's ability to fulfill a substantial portion of customer orders;
     (ii) the assertion of any material claims, offsets, defenses or counterclaims by any charge, credit, or debit card issuer or processor with respect to any amounts payable by such issuer or processor in connection with the Accounts, or (iii) the imposition by any charge or credit card issuer or processor of any holdback or reserve or any reduction in the percentage of the face amount of a sale paid to Borrower. No credit, discount, allowance or extension or agreement with any customer or with respect to any Account shall be granted without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any customer or with respect to any Account. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute or grant any credits, discounts or allowances.

          (b) Borrower shall promptly report to Lender any returns of Inventory if, as a result thereof, the aggregate original sales price of all goods returned during the preceding seven-day period is in excess of $5,000. In the event any customer returns Inventory, Borrower shall segregate such returned Inventory according to whether or not it is resalable and shall not report as Eligible Inventory any returned goods that Borrower intends to return to the supplier or manufacturer or to dispose of in any manner other than retail sale in the ordinary course of business.


          (c) With respect to each Account and each sale of Inventory: the amounts shown on any schedule thereof delivered to Lender shall be true and complete, no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, there shall be no setoffs, deductions, contrast, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, and none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

          (f) Whenever, after the date hereof, Borrower accepts any charge, credit or debit card not accepted on the date hereof or changes or adds any Person through which charge, credit or debit card sales are processed, Borrower shall obtain from the card issuer or processor an agreement of the type described in Section 4.1(f)(ii), in form and substance satisfactory to Lender. Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the party or parties in any way liable for payment thereof without affecting any of the Obligations, demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and take whatever other action Lender may deem necessary or desirable for the protection of its interests.


     7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year in conjunction with its audited financial statements for such year required to be delivered to Lender pursuant to Section 9.6(a), but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than twice in any calendar year, and as of dates acceptable to Lender, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall keep the Inventory in good and marketable condition; (h) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval; and (i) Borrower shall send Lender a copy of each catalogue, advertisement, or other sales material sent by Borrower to any customers, not later than the time that it is sent to such customers.

     7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

     7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, and in a manner consistent with the intents and purposes of this Agreement and the other Financing Agreements, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against a person obligated on an Account or other Collateral, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to any person obligated thereon and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 Right to Cure. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and, after giving effect to the Order, are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. After giving effect to the Order, this Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.


     8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

     8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except (i) certain taxes with respect to periods prior to the commencement of the Case as set forth on Schedule 8.5 and (ii) taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.


     8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound (except for defaults or violations which have resulted from (i) the filing or continuation of the Case, provided that any payments required to be made by Borrower as a result thereof are currently stayed under applicable provisions of the Bankruptcy Code or (ii) any rejection by Borrower of any such agreement, contract, instrument, lease, or commitment pursuant to or in accordance with the Bankruptcy Code and as approved or confirmed by the Bankruptcy Court in the
Case) and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

     8.8 ERISA. Borrower does not maintain any employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, or to the minimum fundings standards of Section 412 of the Internal Revenue Code of 1986, as amended.

     8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

     8.10 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

     9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and executes and (b) delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     9.3 Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority applicable to it.

     9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes (i) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or (ii) which became due prior to the filing of the petition initiating the Case, provided that collection and enforcement of payment of, and the enforcement of any rights relating to, such taxes are stayed pursuant to the Bankruptcy Code and no proceeding has been initiated in the Case seeking relief from such stay and the Bankruptcy Court has not ordered payment of such taxes and, in the case of taxes described in either of preceding clause
(i) or (ii), with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6 Financial Statements and Other Information.

          (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrower shall promptly notify Lender in writing of the details of any (i) loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

          (e) Not later than 60 days prior to the end of the period covered by the Budget then in effect, Borrower shall deliver to Lender a budget of its cash receipts and disbursements for the next succeeding twelve-month period for review and approval by Lender.


          (f) Borrower shall furnish to Lender a copy of each report or other submission of information made to the United States Trustee or the Official Committee of Unsecured Creditors, contemporaneously with sending such report or submission to such recipient.

          (g) To the extent not already required to send a copy thereof to Lender, Borrower shall send to Lender a copy of each pleading, motion, application, judicial information, financial information, or other document filed with the Bankruptcy Court by Borrower.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for sales of Inventory in the ordinary course of business) or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve, or (e) agree to do any of the foregoing.

     9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) purchase money security interests in Equipment (including capital leases) not to exceed $50,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be; and (e) the security interests and liens set forth on Schedule 8.4 hereto.

     9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;
(c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) obligations or indebtedness set forth on the Information Certificate and not repaid with the initial proceeds of the Loans; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by

Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments and (c) the guarantees set forth in the Information Certificate.

     9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

     9.12 Transactions with Affiliates. Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

     9.13 [Intentionally Deleted.]

     9.14 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than negative $1,800,000.

     9.15 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees, or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.


     9.16 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) except as set forth on the Information Certificate, any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $25,000 in any one case or in excess of $25,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty
     (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;


          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

          (f) any Obligor (other than Borrower) becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) except for the Case, a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any such Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) except for the Case, a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property;

          (i) any default by Borrower (other than a default that existed prior to the commencement of the Case or which is based upon the commencement of the Case) or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $25,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower (other than a default that existed prior to the commencement of the Case or which is based upon the commencement of the Case) or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any change in the controlling ownership of Borrower;

          (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

          (l) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof;

          (m) there shall be an event of default under any of the other Financing Agreements;

          (n) Borrower or any Obligor shall fail to comply or shall default in the performance of any term of the Order;

          (o) the Bankruptcy Court shall enter an order appointing a trustee, an examiner with enlarged powers, or any other fiduciary for Borrower or any Obligor or any property of Borrower's or an Obligor's estate;

          (p) the Bankruptcy Court or any other court with jurisdiction in the matter shall enter an order modifying, reversing, revoking, staying, rescinding, vacating, or amending the Order or any of the Financing Agreements, without Lender's express written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of Lender) or Borrower or any Obligor shall make a motion or application to do so (except at Lender's request);

          (q) any Person shall file a plan of reorganization in the Case which does not provide for the full and final repayment of all Obligations upon the confirmation of such plan, unless Lender has joined in or consented to such plan in writing;

          (r) any motion or application is filed in the Case which seeks approval for or allowance of any claim, lien, or security interest ranking equal or senior in priority to the claims, liens, and security interests of Lender under the Order or Financing Agreements, or any such equal or prior claim, lien, or security interest shall be established in any manner, except, in either case, as expressly permitted under the Order or the Financing Agreements;

          (s) except for expiration or termination in accordance with the Order or the terms of the Financing Agreements, any of the Financing Agreements, or any lien or security interest of Lender created thereunder, shall cease for any reason to be in full force and effect or to have the priority provided in the Order, or any motion or application shall be filed or adversary proceeding commenced in the case to challenge the validity, enforceability, perfection, or priority of any of the Financing Agreements or any of such liens and security interests;

          (t) the automatic stay under Section 362 of the Bankruptcy Code as to Borrower or any Obligor and its estate shall be modified or vacated for any secured claim or claims to the extent that as a result thereof enforcement of such claim against property of Borrower or any Obligor would be permitted;

          (u) the Bankruptcy Court enters an order dismissing the Case or converting the Case to a case under Chapter 7 of the Bankruptcy Code;

          (v) any appeal shall be taken from the Interim Order; or

          (w) the Bankruptcy Court shall not have entered the Final Order on or before March __, 1997 [30 days after entry of Interim Order].

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in the Order, this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, or any further order of the Bankruptcy Court, except as such notice or consent is expressly provided for hereunder, in the Order, or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under the Order, any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i)accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose,
     (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice,
     (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).


          (b) To the extent not inconsistent with the jurisdiction of the Bankruptcy Court in the Case, Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, for New York County, and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or the Order or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the Order or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE ORDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE ORDER OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrower (whether in tort,

     contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or the Order, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel (provided, that Borrower shall not be liable for such indemnification with respect to any loss that is determined by a final and non-appealable judgment or court order binding on Lender to have resulted from Lender's gross negligence or wilful misconduct). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect, unless sooner terminated pursuant to the terms hereof, for a term ending on the earlier of: (i) the date which is eighteen months after the date hereof or (ii) the effective date of the Bankruptcy Court order confirming a plan of reorganization in the Case (the "Termination Date"). Upon the Termination Date, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and the Order and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated other than upon the effective date of the order confirming a plan of reorganization in the Case or upon the conversion of the Case to a case under Chapter 7 of the Bankruptcy Code, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to two percent (2%) of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations, or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, the Order, and any instruments or documents delivered or to be delivered in connection herewith or therewith, together with the Order, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


================================================================================
LENDER                                    BORROWER

CONGRESS FINANCIAL CORPORATION            JEAN GRAYSON'S BROWNSTONE
                                            STUDIO, INC.
By:_/s/_________________________          Debtor and Debtor-in-Possession

Title:___________________________         By:__/s/________________________

Address:                                  Title:___________________________

1133 Avenue of the Americas               Chief Executive Office:
New York, New York 10036
                                          685 Third Avenue
                                          New York, New York 10017
                                                 and
                                          1111 Secaucus Road
                                          Secaucus, New Jersey 07094

================================================================================

                         CONGRESS FINANCIAL CORPORATION
                           1133 Avenue of the Americas
                            New York, New York 10036




                                                              September 17, 1997



Jean Grayson's Brownstone Studio, Inc.
685 Third Avenue
New York, New York 10017

           Re:      Amendment of Loan and Security Agreement

Ladies and Gentlemen:

     We refer to the Loan and Security Agreement dated February 28, 1997 between Congress Financial Corporation ("Lender") and Jean Grayson's Brownstone Studio, Inc., a New York corporation as debtor and debtor-in-possession in Case No. 97-B-41214, United States Bankruptcy Court for the Southern District of New York, under Chapter 11 of Title 11 of the United States Code ("Borrower"), as the same may be amended from time to time (the "Loan Agreement"). Unless otherwise defined in this letter, all capitalized terms used in this letter have the same meanings as set forth in the Loan Agreement.

     Borrower has requested Lender to amend certain provisions in the Loan Agreement as set forth herein. Lender is willing to make such amendments, but only on the terms and conditions set forth in this letter.

     Accordingly, Borrower hereby agrees with Lender as follows:

     1. Amendments to Loan Agreement. Upon the satisfaction of the conditions set forth in Paragraph 2 of this letter, the Loan Agreement is amended hereby as follows:

          (a) Section 1 of the Loan Agreement is amended by adding the following defined term in the appropriate alphabetical order:

          "Participation Agreement" shall mean that certain Junior Participation Agreement dated September 17, 1997 by and between Lender, Robert M. Rubin and Jay M. Kaplowitz, in form and substance satisfactory to Lender.

Jean Grayson's Brownstone
Studio, Inc.                        -2-                       September 17, 1997

          (b) Section 2.1(a) of the Loan Agreement is amended in its entirety to read as follows:

          "(a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:


               (i) the lesser of (A) eighty (80%) percent of the orderly liquidation value of Eligible Inventory (as determined by Lender in good faith) or (B) sixty (60%) percent of the Value of Eligible Inventory, other, in each case, than Inventory located at or being offered for sale through Borrower's outlet store, plus

               (ii) twenty (20%) percent of the Value of Eligible Inventory located at or being offered for sale through Borrower's outlet store, plus

               (iii) one hundred (100%) percent of the outstanding amount of the Participants' Interest (as defined in the Participation Agreement), so long as (A) the Participation Agreement continues in full and force and effect and (B) the order of the Bankruptcy Court approving the amendment to this Agreement that added this clause (iii) has not been modified or vacated and no appeal has been taken therefrom, less

               (iv) any Availability Reserves."

          (c) Section 9.15 of the Loan Agreement is amended by deleting the word "and" before subsection (h) of such section and adding the following to the end of such section:

          "; and (i) the fees and disbursements of counsel (including legal assistants) and other out-of-pocket expenses of the participants under the Participation Agreement in connection with any of the foregoing".

     2. Conditions Precedent. In addition to the relevant conditions set forth in Section 4 of the Loan Agreement, Lender's obligation to make amendments to the Loan Agreement is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions:

          (a) Borrower shall have executed and delivered this letter to Lender;


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Jean Grayson's Brownstone
Studio, Inc.                         -3-                      September 17, 1997


          (b) Wilroy, Inc. ("Guarantor") shall have executed and delivered to Lender its acknowledgment to this letter that its guarantee shall continue to be in full force and effect on the date hereof;

          (c) Lender and its counsel shall have received evidence to their satisfaction that the Bankruptcy Court has entered an order authorizing and approving this amendment to the Loan Agreement and that no appeal has been taken therefrom; and

          (d) On and as of the date such other conditions are satisfied, no

     Event of Default, and no event or condition which with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing or would result from the extension of the term of the Loan Agreement or the amendments contemplated hereby.

     3. No Other Modification. Except as expressly set forth herein, the Financing Agreements are not amended or otherwise affected in any way by this letter and continue in full force and effect.

     4. No Waiver of Compliance. By entering into this letter, Lender has not and shall not be deemed to have (a) waived any Event of Default now existing or which may occur at any time hereafter or (b) limited any of Lender's rights and remedies with respect to any Event of Default or (c) except as otherwise expressly set forth herein, limited Lender's right to require Borrower to comply strictly with each term and condition of the Financing Agreements.

     5. This Letter a Financing Agreement. This letter constitutes one of the Financing Agreements and is subject to all of the provisions of the Loan Agreement applicable to the Financing Agreements.

     6. Fees and Expenses. Borrower confirms that, under the Loan Agreement, it shall pay Lender's attorneys' fees and expenses incurred in connection with this letter and the transactions contemplated hereby.

     7. Ratification. (a) Except as expressly set forth herein, the Loan Agreement and the other Financing Agreements are not modified hereby and each shall remain in full force and effect in accordance with the respective provisions thereof on the date hereof, and the Loan Agreement and the other Financing Agreements are each in all respects ratified and affirmed. Lender's agreement herein shall not be construed to require Lender to increase

Jean Grayson's Brownstone
Studio, Inc.                      -4-                         September 17, 1997


the credit facility or make any other amendments on any other occasion, regardless of the similarity of circumstances.

          (b) Borrower confirms and agrees that the principal of, accrued interest on, and other charges now or hereafter payable in connection with the Loans, including, without limitation, those made after giving effect to the amendments in this letter, constitute Obligations for all purposes of the Financing Agreements, secured by all of the Collateral to the same extent as any of the other Obligations incurred prior to or after the date hereof.

          (c) Guarantor hereby (i) acknowledges notice of the terms and conditions of this letter, (ii) confirms and agrees that the Guaranteed Obligations under and as defined in the Guarantee dated February 28, 1997

     (the "Guarantee"), includes all Borrowers' Obligations for or in respect of the principal of, accrued interest in, and other charges now or hereafter payable in connection with the Loans, including, without limitation, those made or continuing after giving effect to the amendments in this letter, and (iii) confirms that, after giving effect to this letter and to the making of the amendments to the Loan Agreement provided herein, the Guarantee is its valid and binding obligation, enforceable against it in accordance with its terms, without defenses, offsets, or counterclaims, and continues in full force and effect.

     8. Representations and Warranties. Without limiting any other provision of this letter, and as an inducement to Lender to enter into this letter, Borrower hereby: (a) represents, warrants and agrees that the Loan Agreement and the other Financing Agreements are its valid and binding obligations enforceable against it in accordance with their terms, without the right to interpose any claims, deductions, offsets or counterclaims of any nature (other than compulsory counterclaims); and (b) represents and warrants that:

     (i) each of the representations and warranties of Borrower set forth in the Loan Agreement and the other Financing Agreements is true and correct in all material respects, as of the date hereof; and

     (ii) after giving effect to this letter, no Event of Default, or event or condition which with notice or the passage of time or both would become an Event of Default, has occurred and is continuing.

     9. Governing Law. This letter shall be construed in accordance with and be governed by the laws (without giving effect to the conflicts of laws principles) of the State of New York.

Jean Grayson's Brownstone
Studio, Inc.                        -5-                       September 17, 1997



     10. Counterparts. This letter may be executed in one or more counterparts, and by Lender and each other party hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  [THIS SPACE INTENTIONALLY LEFT BLANK]

Jean Grayson's Brownstone
Studio, Inc.                        -6-                       September 17, 1997



     Please indicate Borrower's agreement to the terms of this letter by countersigning it in the space provided below and returning it to Lender.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION



                                        By: /s/
                                           -------------------------------
                                           Name:
                                           Title:


Accepted and Agreed:

JEAN GRAYSON'S BROWNSTONE STUDIO, INC.
Debtor and Debtor-in-Possession



By: /s/
   ----------------------------------
   Name:
   Title:

Jean Grayson's Brownstone
Studio, Inc.                        -7-                       September 17, 1997




Accepted and Agreed for purposes of Paragraph 7(c) only:




WILROY, INC.
Debtor and Debtor-in-Possession




By:   /s/
   -------------------------------
Name:
Title: